                                                                    Exhibit 10.1

                        TERMINATION AGREEMENT REGARDING
                       DISTRIBUTION OF SOFTWARE PROGRAMS

     THIS AGREEMENT ("Agreement"), made as of June 25, 1997, by and between SCIMED Life Systems, Inc., a Minnesota corporation ("SCIMED"), Boston Scientific Corporation (including its applicable divisions), a Delaware corporation ("BSC"), and collectively with SCIMED, (the "BSC Parties") and Summit Medical Systems, Inc., a Minnesota corporation ("SUMMIT").

                                   RECITALS:

     A. SUMMIT and BSC affiliates are parties to certain Agreements Regarding Distribution of Software Programs, as follows:

     (i) Agreement with SCIMED, a BSC division, dated March 1, 1994, as amended in September, 1994, March 1, 1994 and July 26, 1995 (as amended, the "SCIMED Agreement")

     (ii) Agreement with Meadox Medicals, a BSC division, dated March 26, 1996 (the "Meadox Agreement")

     (iii) Agreement with Microvasive Endoscopy, a BSC division, dated September 1, 1995 (the "Microvasive Endo Agreement")

     (iv) Agreement with Mansfield EP, a BSC division, dated December 1, 1995 (the "Mansfield Agreement")

     (v) Agreement with Microvasive Urology, a BSC division, dated June 30, 1995 (the "Microvasive Uro Agreement")

and an Agreement regarding Cardiology Operational Effectiveness Program, dated December 18, 1996, among SUMMIT, BSC and The BSM Consulting Group, Inc. (the "OEP Agreement").

(The Agreements described in clauses (i) through (v) above, together with the OEP Agreement, are collectively referred to herein as the "BSC/Summit Agreements").

     B. SUMMIT has requested, and the BSC Parties have agreed, that the BSC/Summit Agreements shall terminate effective June 20, 1997, subject to the terms and conditions of this Agreement.

                                  AGREEMENTS:

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained in this Agreement, BSC and SUMMIT agree as follows:

     1. Termination of BSC/SUMMIT Agreements. Effective June 20, 1997, the BSC/SUMMIT Agreements are terminated (and with respect to the OEP Agreement, only SUMMIT's interest therein is terminated) and, except as set forth in
Section 2 below, are of no further force and effect.

     2. Survival of Provisions. Notwithstanding the termination of the BSC/Summit Agreements or anything to the contrary in this Agreement or any of the BSC/Summit Agreements, the following provisions of the respective BSC/Summit Agreement shall indefinitely survive the termination of the applicable BSC/Summit Agreement:

     (a) With respect to the SCIMED Agreement, the following provisions shall survive: Sections 3.5, 4, 5, 6, 8, 9 and 10;

     (b) With respect to the Meadox Agreement, the following provisions shall survive: Sections 6, 9 and 10;

     (c) With respect to the Microvasive Endo Agreement, the following provisions shall survive: Sections 6, 9 and 10;

     (d) With respect to the Mansfield Agreement, the following provisions shall survive: Sections 6, 9 and 10;

     (e) With respect to the Microvasive Uro Agreement, the following provisions shall survive: Sections 3.5, 4, 5, 6, 8, 9 and 10, as well as the provisions outlined on pages 3 and 4 of SUMMIT's letter dated May 22, 1997, regarding the suspension of sale of the urology program pending market reevaluation in first quarter, 1998, and the resulting $150,000 reserves to be established for customers; and

     (f) With respect to the OEP Agreement, the following provisions shall survive: Sections 2.1.1, 6, 7.4, 8, and 9, provided all references to "Licensee" or "Licensees" shall be read to mean BSM and all other sections are amended to the extent necessary to remove SUMMIT as a party.

In addition, SUMMIT's obligations to any end users of the software distributed by the BSC Parties to any of their respective customers shall remain in full force and effect, notwithstanding the termination of the BSC/SUMMIT Agreements or anything to the contrary in this Agreement. Except as provided herein, SUMMIT is hereby relieved of any and all obligations, covenants and duties to be performed under the BSC/SUMMIT Agreements.

     3. Refunds to BSC. In connection with the BSC/SUMMIT Agreements, the BSC Parties have paid consideration to SUMMIT for SUMMIT's expected performance of its obligations during the terms of such BSC/SUMMIT Agreements.

Because SUMMIT has not performed all of its obligations for the term of the respective BSC/SUMMIT Agreements, and in consideration of the termination of the BSC/SUMMIT Agreements, SUMMIT shall make a cash payment to BSC in the amount of $449,100 on or before June 20, 1997. This is all that is owed to BSC for the termination of the SCIMED Agreement, Meadox Agreement, Microvasive Endo Agreement, and Mansfield Agreement.

     4. Conditions. The terms and provisions of this Agreement shall not be effective until the following conditions precedent shall have been satisfied:

     (a) the BSC Parties shall have received the payment referenced in Section 3 of this Agreement; and

     (b) the BSC Parties and SUMMIT shall have entered into the Marketing Agreement attached as Exhibit A, providing for marketing by the BSC Parties of SUMMIT's CRESCENDO! software program.

If either of such conditions are not satisfied on or before June 30, 1997, this Agreement shall be null and void, and of no force and effect, and each of the BSC/SUMMIT Agreements shall remain in full force and effect as though this Agreement had never been made, subject to their respective terms and conditions.

     5. Mutual Cooperation. The BSC Parties and SUMMIT shall cooperate to ensure a smooth termination of the respective BSC/Summit Agreements.

     6.   Miscellaneous.

     A. Any payments to be made, and any notices required by this Agreement, shall be given by hand delivery or prepaid, first class, certified mail, return receipt requested, addressed as follows:

     If to SUMMIT:       Summit Medical Systems, Inc.
                         10900 Red Circle Drive
                         Minnetonka, MN 55343
                         Attn: Kevin Green

     If to a BSC Party:  Boston Scientific Corporation
                         One Boston Scientific Place
                         Natick,Massachusetts 01760
                         Attn: William H.Kucheman
                         Copy Attn: Assistant General Counsel

or at such other addresses as may be given from time to time under the terms of this notice provision.

     B. Except as set forth in Section 3 of this Agreement, the BSC Parties and SUMMIT shall each pay their own respective fees and expenses arising in connection with the preparation of this Agreement and the termination of the respective BSC/SUMMIT Agreements.

     C. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Minnesota, without regard to its choice-of-laws or conflicts-of-law rules. BSC and SUMMIT each hereby consent to jurisdiction under the courts of the State of Minnesota and agree that any action commenced in connection with this Agreement or the documents executed in connection herewith or pursuant to the terms hereof shall be venued in the State of Minnesota. BSC and SUMMIT each hereby consent to service of process in the States of Minnesota.

     D. Except as expressly set forth in this Agreement, any other agreements or obligations of the BSC Parties and SUMMIT to one another shall remain in full force and effect, and unaffected by this Agreement or the termination of the BSC/SUMMIT Agreements.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                    BOSTON SCIENTIFIC CORPORATION,
                                    on behalf of BSC, its applicable
                                    divisions and SCIMED

                                    By /s/ WILLIAM H. KUCHEMAN
                                      -----------------------------------

                                    Print
                                    Name  WILLIAM H. KUCHEMAN
                                        ---------------------------------

                                    Its   VICE PRESIDENT
                                       ----------------------------------


                                    SUMMIT MEDICAL SYSTEMS, INC.

                                    By /s/ ROBERT J. ENCK
                                      -----------------------------------

                                    Print
                                    Name   ROBERT J. ENCK
                                         ----------------------------------

                                    Its    VICE PRESIDENT-SALES
                                       ----------------------------------

                                   EXHIBIT A
                              AGREEMENT REGARDING
                         MARKETING OF SOFTWARE PROGRAMS

     THIS AGREEMENT ("Agreement"), made as of June   , 1997, by and between
                                                   --
Boston Scientific Corporation (including its affiliated operating divisions), a Delaware corporation ("BSC"), and Summit Medical Systems, Inc., a Minnesota corporation ("SUMMIT").

                                   RECITALS:

     A. BSC is in the business of, among other things, distributing medical devices to hospital and specialty department laboratories ("Departments") and physicians.

     B. SUMMIT has developed certain software programs including software designed to manage clinical databases relevant to the activities of Departments and physicians.

     C. BSC and SUMMIT desire to enter into an agreement under which BSC shall have a right to market the CRESCENDO! software program for SUMMIT for distribution and licensing to Departments and physicians as provided in this Agreement.

                                  AGREEMENTS:

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained in this Agreement, BSC and SUMMIT agree as follows:

1.   DEFINITIONS
     -----------

     As used in this Agreement, the following terms shall have the meanings indicated:

     a. "End Users" shall mean any party who purchases or otherwise acquires from SUMMIT a license to use the Program.

     b. "Licensed Documentation" shall mean all documentation (other than the Licensed Software), that is identified on the attached Schedule 1, and all updates, revisions and enhancements thereto made by or for SUMMIT during the term of this Agreement.

     c. "Licensed Software" shall mean the CRESCENDO! site-specific software for cardiovascular, electrophysiology, urology and vascular medicine products, provided that SUMMIT offers software in these areas, in object code form, and all updates, revisions and enhancements thereto made by or for SUMMIT during the term of this Agreement.

     d. "Program" shall mean SUMMIT CRESCENDO! site-specific software programs, and all updates, revisions and enhancements thereto made by or for SUMMIT, during the term of this Agreement, together with all related Licensed Documentation.

2.   MARKETING OF PROGRAM
     --------------------

     2.1  Grant of Marketing Rights.   SUMMIT hereby grants to BSC, and BSC
          -------------------------
hereby accepts, a non-exclusive right and license to market, demonstrate, use and promote the Program throughout the United States during the term of this Agreement. BSC will market the Program at suggested list price, or at prices quoted by SUMMIT. The Sales Price is the initial License Fee component of the price at which SUMMIT sells the Program to an End User. Such Sales Price may be one component of a SUMMIT pricing proposal for the Program, together with other software and services.

     2.2  No Minimum Requirements.   BSC shall have no minimum requirements as
          -----------------------
to the number of Programs sold through its marketing efforts as set forth in
Section 2.1.

     2.3  License of SUMMIT Name and Logo.   SUMMIT hereby grants to BSC a
          -------------------------------
royalty free license to use and include SUMMIT's name, trademarks and logo in promoting the sale of Program and related services. BSC agrees that prior to the use of any marketing materials containing SUMMIT's name or logo, BSC shall first submit such materials for review by SUMMIT.

     2.4  Marketing Fee.   During the term of this Agreement, SUMMIT shall pay
          -------------
BSC a fee of 20 percent of the Sales Price for each Program sold by SUMMIT that is promoted or marketed through BSC (e.g., a BSC facilitated sales process that results in a Program being sold by SUMMIT). Such fee shall be payable to BSC upon agreement of the End User and SUMMIT in good faith that BSC was involved in or facilitated the promotion and/or marketing of the Program to such End User, and such fee shall be BSC's sole compensation under this Agreement. The parties believe that such fee represents the fair market value for marketing services rendered hereunder by BSC. Purchases of Programs by BSC's customers shall be made pursuant to orders submitted by the customer directly through SUMMIT. SUMMIT shall pay BSC all fees earned during each month of the term of this Agreement within 30 days after the end of the following month. SUMMIT shall provide any information reasonably requested by BSC relating to SUMMIT's calculation of marketing fees to be paid to BSC, and BSC shall have the right to audit

SUMMIT's records related to this calculation upon request. BSC shall have no obligations with respect to the delivery or payment of any Program.

2.5  Sale of Program Licenses by SUMMIT.
     ----------------------------------

     A. SUMMIT's distribution of the Program shall be subject to the terms and conditions of a License Agreement to be agreed upon by SUMMIT and the End User in substantially the form attached hereto as Schedule 2 (the "End-User Agreement"), which shall govern the use of the Program by End Users and the relationship between the End User and SUMMIT. The End-User Agreement will be subject to periodic updates. SUMMIT shall execute such agreements with each End User. SUMMIT shall perform all of its obligations in accordance with the terms of the End- User Agreement between SUMMIT and each End User. BSC shall have no liability whatsoever with respect to the Programs or either party's obligations under the End User Agreements.

     B. The sales managers of BSC and SUMMIT shall work together in good faith to resolve any issues that may arise with respect to the efforts of respective sales representatives of BSC and SUMMIT to make an initial sale of a Program to an End User. Each party's sales representatives shall be instructed to facilitate and cooperate with the other party's efforts in promoting sales of the Program to End Users.

     2.6  Installation of Programs.   End Users are responsible for Program
          ------------------------
installation on their hardware system. Hardware system and installation requirements will be covered by SUMMIT.

3.   TRAINING AND SOFTWARE SUPPORT
     -----------------------------

     3.1  Ongoing Sales Support.   During the term of this Agreement, SUMMIT
          ---------------------
shall maintain a sufficient field sales force to provide standard technical support to BSC's sales representatives. Such support shall be provided at no cost to BSC.

     3.2  Software Maintenance, Training and Program Support.   As provided in
          --------------------------------------------------
the End-User Agreements, SUMMIT shall provide assistance for software error detection and software advice through a toll-free support hot line available to End Users. SUMMIT shall also provide on-going technical support, customer training, customer service, software maintenance, and application support services to End Users. SUMMIT shall comply with all of its obligations under the End User Agreements.

4.   WARRANTIES
     ----------

     4.1  Program Warranties.  The Program shall be substantially free of
          ------------------
Program defects including those discovered in testing. The Program will substantially perform the functions described in the User Documentation Manual when properly operated on the hardware and operating software listed in an End-User Agreement.

     4.2  SUMMIT's Representations and Warranties.  SUMMIT represents and
          ---------------------------------------
warrants: (i) that it has the unrestricted right to disclose any information it submits to BSC free of all claims of third parties; (ii) that such disclosures do not breach or conflict with any confidentiality provisions of any agreement to which SUMMIT is a party; (iii) that the performance of this Agreement by SUMMIT will not violate any other agreement or any restriction of any kind binding upon SUMMIT; (iv) that SUMMIT has the right to license the Licensed Software and Licensed Documentation to BSC's End Users; and (v) that to the best of its knowledge, the terms of this Agreement and the distribution of the Programs under this Agreement and the exercise of licenses or sublicenses granted in accordance with this Agreement does not and will not infringe the intellectual property rights of any third party under any applicable copyright, trademark, patent or other intellectual property laws, within the United States.

     4.3  Indemnification by SUMMIT.   SUMMIT shall indemnify, save, and hold
          -------------------------
harmless BSC, and its affiliated corporations, and their respective officers, directors, agents, employees and each of them, from and against any and all claims, costs and expenses (including attorneys' fees and expenses) demands, actions, and liabilities of every kind and character whatsoever arising from:
(a) any wrongful act or omission on the part of SUMMIT with respect to the duties that it owes to BSC under this Agreement; or (b) the inaccuracy or breach of any of the covenants, representations and warranties made by SUMMIT under this Agreement. The provisions of this Paragraph 4.3 shall survive for a period of 12 months following any termination of this Agreement.

     4.4  DISCLAIMER OF WARRANTIES.   EXCEPT AS EXPRESSLY PROVIDED IN THIS
          ------------------------
AGREEMENT OR ANY SOFTWARE AGREEMENT TO WHICH SUMMIT IS A PARTY, SUMMIT DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED.

5.   HARVEST OF END-USER DATA
     ------------------------

     SUMMIT shall harvest from each End User and maintain in a separate Database (the "End User Database") such data as the End User in question shall have agreed to provide. From time to time, at BSC's request, SUMMIT shall provide to BSC the data contained in the End User Database to the extent the End User has approved the use of such data by BSC. If BSC requests data only from the End User Database (without clinical correlations thereon), SUMMIT shall acquire such data from the End User and download such data to BSC at SUMMIT's direct cost, which will be documented and agreed to by BSC. If BSC requests data from the End User Database together with clinical correlations thereon, SUMMIT shall download such data to BSC together with all clinical correlations and reports as BSC may request, from time to time at SUMMIT's direct costs, which will be documented and agreed to by BSC. The parties agree that: (i) SUMMIT shall be deemed the copyright owner with respect to all Licensed Software and Licensed Documentation; (ii) BSC shall be deemed the copyright owner with respect to all BSC reports and compilations based thereon; and (iii) the individual End Users shall be deemed the copyright owner of all raw data contained in such End User's patient and clinical files.

6.   TERM AND TERMINATION
     --------------------

     6.1  Term of Agreement.   The term of this Agreement shall commence on July
          -----------------
1, 1997 for an initial one-year term through June 30, 1998 and shall be automatically renewed for additional successive one-year terms thereafter unless earlier terminated pursuant to the terms specified in Section 6.2.

     6.2  Termination of Agreement.  Neither party may cancel this Agreement
          ------------------------
during the initial term of this Agreement except: (i) upon a material breach by the other party of this Agreement and a failure by the other party to cure such default within 60 days of written notice from the other party; (ii) either party may terminate this Agreement in the event of the voluntary or involuntary filing for bankruptcy of the other party; (iii) at the discretion of BSC in the event of the sale of all or substantially all of the assets or capital stock of SUMMIT to a competitor of BSC; or (iv) at the discretion of SUMMIT upon 60 days' prior written notice, in the event of the sale of all or substantially all of the assets or capital stock of SUMMIT to any third party. After the initial term, BSC or SUMMIT may terminate this Agreement by serving written notice at any time at least 90 days prior to such termination date; or when the occurrence of any of the events described in items (i) through (iv) of the foregoing sentence.

     6.3  Effect of Termination.  Any remedies for the breach of this Agreement
          ---------------------
and the duties, obligations, covenants and representations contained in this Agreement shall survive for one year from the termination of this Agreement. Upon termination of this Agreement, BSC shall discontinue distribution of the Program. Nothing herein shall be construed to prevent BSC from complying with existing obligations and commitments in existence on the effective date of termination to distribute the Program to End Users. Upon any termination of this Agreement, SUMMIT shall immediately provide BSC with full and complete copies of that data from the Program and End User Database and shall delete all records thereof from SUMMIT's files, except those specific data elements which are also part of a non-BSC data set, in which case a copy of such data elements may be retained by

SUMMIT. The provisions of Paragraphs 3, 4, 5, 7 and 8 shall survive any termination of this Agreement.

7.   CONFIDENTIALITY OF SUPPLIED INFORMATION AND TERMS OF
     ----------------------------------------------------
     AGREEMENT
     ---------

     Except as required by law or legal or administrative process, BSC and SUMMIT each agree to hold in confidence, and not disclose to third parties without the consent or the other party, confidential or proprietary information received from the other party, except for: (i) information that is independently known by the receiving party; (ii) has legitimately entered the public domain;
(iii) is lawfully received from a third party having no obligation of confidentiality to the deliverer; or (iv) is independently developed for the receiving party by persons who did not receive the confidential information from the other party. Except as required by law or legal or administrative process, BSC and SUMMIT each agree to hold in confidence and not disclose the terms of this Agreement to third parties without the consent of the other party. Any public announcement or press release regarding this Agreement shall be limited to a general disclosure of the existence of this Agreement and not the terms hereof and shall be made at a time and place mutually agreeable to both parties. The foregoing restrictions shall not be construed to restrict the right of BSC to provide to End Users or potential End Users with information regarding the use and application of the Program by such End Users or potential End Users or with general information regarding SUMMIT.

8.   REMEDIES
     --------

     8.1  Alternate Dispute Resolution.  The parties agree to effect all
          ----------------------------
reasonable efforts to resolve any and all disputes between them in connection with this Agreement in an amicable manner. To the extent this cannot be done, except for an action for injunctive relief or specific performance, any dispute or claim arising out any parties performance or failure to perform under this Agreement or the validity, interpretation, enforceability, or breach thereof, shall be settled by binding alternative dispute resolution ("ADR") pursuant to the procedure set forth on Schedule 3.

     8.2  Specific Performance.  All parties agree and acknowledge that money
          --------------------
damages and the ADR procedure set forth above may not be an adequate remedy for any breach of any of the provisions of Section 7 of this Agreement by any party and that the non-breaching party, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (but not for monetary damages) in order to enforce or prevent any violations of any of the provisions of Section 7 of this Agreement. The remedies provided under this

Section 8.2 shall be in addition to and not exclusive of any other remedies available to such party under the terms of this Agreement, at law, or in equity.

     8.3. No Waiver.  No failure or delay on the part of any party in exercising
          ---------
any right, power or remedy under this Agreement, or available to such party at law or in equity shall operate as a waiver of such right, power or remedy, nor shall any single or partial exercise of any such right, power or remedy preclude any or further exercise thereof or the exercise of any other right, power or remedy available to such party.

9.   GENERAL
     -------

     9.1  Successors and Assigns.  Subject to the foregoing sentence, the
          ----------------------
benefits and obligations of this Agreement shall inure to the benefit of, and be binding upon BSC and SUMMIT and their respective successors and assigns. This Agreement cannot be assigned by either party without the express written consent of the other party; provided, however, that this Agreement may be assigned in the event of a merger or acquisition of either party, subject to Section 6.2.

     9.2  Entire Agreement.  All Schedules referred to herein are incorporated
          ----------------
into this Agreement by such reference. This Agreement and the Schedules attached hereto constitute the entire agreement among the parties relating to the duties, obligations and rights by and among the parties, and all prior negotiations, representations, agreements and understandings are superseded hereby; provided, however, that the Termination Agreement dated as of June 16, 1997 between the parties remains in full force and effect. No agreements altering, amending or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties hereto.

     9.3  Notices.  Any notice required by this Agreement shall be given by hand
          -------
delivery or prepaid, first class, certified mail, return receipt requested, addressed as follows:

     If to SUMMIT:  Summit Medical Systems, Inc.
                    10900 Red Circle Drive
                    Minnetonka, MN 55343
                    Attn: Kevin Green

     If to BSC:     Boston Scientific Corporation
                    One Boston Scientific Corporation
                    One Boston Scientific Place
                    Natick, MA 01760-1537
                    Attn: William H.Kucheman
                    Copy Attn: General Counsel
or at such other addresses as may be given from time to time under the terms of this notice provision.

     9.4  Severability.  In the event any provision of this Agreement shall be
          ------------
determined unenforceable under applicable law, that provision shall be modified or deleted only to the extent necessary for such provision to conform with applicable law, and the remaining provisions of this Agreement shall remain in full force and effect.

     9.5  Independent Contractors; No Agency.  For purposes of this Agreement,
          ----------------------------------
the parties shall be, and shall be deemed to be, independent contractors and not agents, partners, joint venturers, or employees of the other party. Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other party, except as may be explicitly provided for herein or authorized in writing.

     9.6  Expenses.  BSC and SUMMIT shall each pay their own respective fees and
          --------
expenses arising in connection with the preparation of this Agreement and the performance by such party of its obligations hereunder.

     9.7  Applicable Law.  This Agreement shall be governed by, and construed
          --------------
and enforced in accordance with the laws of the state of Minnesota, without regard to its choice-of- laws or conflicts-of-law rules. BSC and SUMMIT each hereby consent to jurisdiction under the courts of the state of Minnesota and agree that, subject to the provisions of Section 8, any action commenced in connection with this Agreement or the documents executed in connection herewith or pursuant to the terms hereof shall be venued in the state of Minnesota. BSC and SUMMIT each hereby consent to service of process in the state of Minnesota.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                              BOSTON SCIENTIFIC CORPORATION


                              By
                                ------------------------------------

                              Its
                                 -----------------------------------

                              Its
                                 -----------------------------------


                              SUMMIT MEDICAL SYSTEMS, INC.


                              By
                                ------------------------------------

                              Its
                                 -----------------------------------

                              Its
                                 -----------------------------------